UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

CHINA PHARMA HOLDINGS, INC.
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 (Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China                  570216
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On December 16, 2013, China Pharma Holdings, Inc. (the “Company”) held its 2013 annual shareholders meeting (the “Annual Meeting”). At the Annual Meeting, the only proposal submitted to a vote of the shareholders of the Company was the election of three persons to the Board of Directors of the Company as independent directors.  Holders of 33,334,584 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 76.49% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date.

Pursuant to a shareholder vote, Messrs. Gene Michael Bennett, Baowen Dong and Yingwen Zhang were elected to serve as independent directors of the Company until the next annual shareholders meeting or until their successors are duly elected or appointed. The results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Gene Michael Bennett	27,191,703	6,142,881	0
Baowen Dong	29,034,427	4,300,157	0
Yingwen Zhang	29,031,907	4,302,677	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2013

CHINA PHARMA HOLDINGS, INC.

By: /s/Zhilin Li
Name: Zhilin Li
Title: President and Chief Executive Officer